Exhibit 23.2

Consent of Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DCB Financial Corp 2014 Restricted Stock Plan of our report dated April 14, 2014, with respect to the consolidated financial statements of DCB Financial Corp included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ PLANTE & MORAN, PLLC

Columbus, Ohio

November 7, 2014